EXHIBIT 1.1

October 3, 2021

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Attention: Simon G. Kukes, Chief Executive Officer

Dear Mr. Kukes:

This agreement (the “Agreement”) constitutes the agreement between EF Hutton, division of Benchmark Investments, LLC (“Hutton”) and Roth Capital Partners, LLC (“Roth” and together with Hutton, the “Placement Agents,” each a “Placement Agent”), and PEDEVCO Corp., a Texas corporation (the “Company”), pursuant to which Hutton and Roth will act as the joint placement agents on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock”). The Shares may also be referred to herein as the “Securities”. The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, but not limited to the Purchase Agreement (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. The Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form mutually acceptable to the Company and the Placement Agents. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agents. In addition to the foregoing, the Company represents and warrants that:

1. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-250904), and amendments thereto, and related preliminary prospectuses, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities, which registration statement, as so amended (including post-effective amendments, if any) became effective on December 2, 2020. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall each be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

2. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. The Registration Statement, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

2

3. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Base Prospectus, the Time of Sale Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

4. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agents, it will not, for a period of 45 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; provided that the Lock-Up Period shall not be applicable to (a) any transaction for the transfer of the Company’s securities pursuant to a previously established trading plan of an affiliate of the Company pursuant to Rule 10b5-1 under the Exchange Act at a per share price equal to or exceeding $5.00 per share, which plan was effective as of the date of this Agreement, (b) any securities issuable under a Company plan that are registered on a registration statement on Form S-8, (c) the issuance of capital stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights, or the conversion of preferred stock or other convertible securities outstanding on the date hereof, or (d) any strategic acquisition approved by the independent members of the Board of Directors.

3

5. The Company will maintain, at its expense, a registrar and transfer agent for the Shares.

6. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agents an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

7. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the NYSE American (“Trading Market”) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

8. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agents and the Investors. The Company agrees that the Placement Agents may rely upon, and each is a third-party beneficiary of, the representations and warranties, and applicable covenants, set forth in any purchase, subscription or other agreement entered into with Investors in connection with the Offering.

9. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

10. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for the benefit and use of the Board of Directors and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agents’ prior written consent.

11. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

12. By entering into this Agreement, the Placement Agents do not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agents’ selection as the joint placement agents for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agents providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agents have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENTS. The Placement Agents represent and warrant that each of them (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by each of the Placement Agents, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. Each of the Placement Agents will immediately notify the Company in writing of any change in its status as such. Each of the Placement Agents covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

4

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agents the following compensation with respect to the Securities which they are placing:

A. A cash fee (the “Cash Fee”) equal to an aggregate of six percent (6%) of the aggregate gross proceeds raised in the Placement. The Cash Fee shall be paid at the closing of the Placement (the “Closing”) and split equally between the Placement Agents.

B. Subject to compliance with FINRA Rule 5110(g)(5), the Company also agrees, in case of the Closing, to reimburse EF Hutton for costs and disbursements of its legal counsel, which costs of counsel will not exceed an aggregate of $50,000. The Company will reimburse Hutton directly upon the Closing from the gross proceeds raised in the Placement at closing and no other expenses will be paid to either Placement Agent.

C. Each of the Placement Agents reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agents’ engagement hereunder shall be until the earlier of (i) the Closing, (ii) the date a party terminates the engagement according to the terms of the next sentence, and (iii) October 13, 2021 (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agents agree not to use any confidential information concerning the Company provided to the Placement Agents by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENTS’ INFORMATION. The Company agrees that any information or advice rendered by the Placement Agents in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agents’ prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that each Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agent hereunder, all of which are hereby expressly waived.

5

SECTION 8. CLOSING. The obligations of the Placement Agents, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agents:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

B. The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Shares, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. On the Closing Date, the Placement Agents shall have received from Company Special Counsel such counsel’s written opinions, addressed to the Placement Agents and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

E. On the Closing Date, the Placement Agents shall have received a certificate of the chief executive officer of the Company, dated as of the date of the Closing, to the effect that, as of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the Closing Date, and that, as of the Closing Date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

F. On the Closing Date, Placement Agents shall have received a certificate of the Secretary of the Company, dated as of the Closing Date, certifying to, among others, the organizational documents, good standing in the state of incorporation of the Company and Board of Directors resolutions relating to the Placement of the Securities from the Company.

6

G. On the Closing Date, Placement Agents shall have received a certificate of the Chief Accounting Officer of the Company, dated as of the Closing Date, certifying to, among others, certain financial information in form and substance reasonably satisfactory to the Placement Agents.

H. Neither the Company nor any of its Subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, and (iii) since such date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, Time of Sale Prospectus and Prospectus Supplement.

I. The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agents. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor, except as disclosed in the Base Prospectus, Time of Sale Prospectus and Prospectus Supplement, has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

J. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

K. The Company shall have prepared and filed with the Commission a Current Report on the Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

L. The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

M. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

7

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agents or to Placement Agents’ counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agents and to Placement Agents’ counsel, all obligations of the Placement Agents hereunder may be cancelled by the Placement Agents at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. [RESERVED].

SECTION 10. GOVERNING LAW; AGENT FOR SERVICE OF PROCESS, ETC. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agents and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

8

SECTION 12. CONFIDENTIALITY. The Placement Agents (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. Each of the Placement Agents further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to any Placement Agent or its Representatives in connection with such Placement Agent’s evaluation of the Placement. Information communicated orally or otherwise than in writing, shall only be considered Confidential Information if such information is designated as being confidential at the time of disclosure (or promptly thereafter) and is reduced in writing and identified to the Placement Agents as being Confidential Information immediately after the initial disclosure. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Placement Agents or their Representatives in violation of this Agreement, (ii) is or becomes available to the Placement Agents or any of their Representatives on a non-confidential basis from a third-party, (iii) is known to the Placement Agents or any of their Representatives prior to disclosure by the Company or any of its Representatives or (iv) is or has been independently developed by the Placement Agents and/or the Representatives without use of any Confidential Information furnished to it by the Company, or (v) is required to be disclosed pursuant to applicable legal or regulatory authority. The term “Representatives” shall mean each Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that either Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agent and its Representatives will furnish only that portion of the Confidential Information which such Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that each of the Placement Agents shall, from and after any Closing, have the right to reference the Placement and such Placement Agent’s role in connection therewith in such Placement Agent’s marketing materials and on its websites and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

9

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

EF HUTTON, division of Benchmark Investments, LLC

By:
Name: Samuel Fleischman
Title: Supervisory Principal

Address for notice:
590 Madison Avenue, 39th Floor
New York, NY 10022
Attention: David W. Boral Email: dboral@Efhuttongroup.com

ROTH CAPITAL PARTNERS, LLC

By:
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

Address for notice: 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660

Accepted and Agreed to as of the date first written above:

PEDEVCO CORP.
By:
N e: J. Douglas Schick
Title: President
Address for notice: 575 N. Dairy Ashford, Suite 210, Houston, Attention: J. Douglas Schick Email:dschick@pedevco.com

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of EF Hutton, division of Benchmark Investments, LLC and Roth Capital Partners, LLC (the “Placement Agents”), by PEDEVCO Corp., a Texas corporation (the “Company”), pursuant to a placement agency agreement dated as of the date hereof, between the Company and the Placement Agents, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify the Placement Agents and their affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of their activities hereunder or pursuant to the Agreement, except, with regard to the Placement Agents, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent(s)’s willful misconduct or gross negligence in performing the services described herein, as the case may be.

2. Promptly after receipt by either Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which such Placement Agent is entitled to indemnity hereunder, such Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to such Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, such Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for such Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of such Placement Agent, which will not be unreasonably withheld.

3. The Company agrees to notify the Placement Agents promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to the Placement Agents or insufficient to hold the Placement Agents harmless, then the Company shall contribute to the amount paid or payable by the Placement Agents, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and the Placement Agents on the other, but also the relative fault of the Company on the one hand and the Placement Agents on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agents’ share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agents under the Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agents).

A-1

5. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

[The remainder of this page has been intentionally left blank.]

A-2

Very truly yours,

EF HUTTON, division of Benchmark Investments, LLC

By:
Name: Samuel Fleischman
Title: Supervisory Principal

Address for notice: 590 Madison Avenue, 39th Floor New York, NY 10022 Attention: David W. Boral Email: dboral@efhuttongroup.com

ROTH CAPITAL PARTNERS, LLC

Name: Aaron Gurewitz Title: Head of Equity Capital Markets

Address for notice: 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660

PEDEVCO CORP.

By:
Name: Clark R. Moore
Title: Executive Vice President and General Counsel

Address for notice: 575 N. Dairy Ashford, Suite 210, Houston, Attention: J. Douglas Schick Email: dschick@pedevco.com

[Signature Page to Indemnification Provisions Pursuant to Placement Agency Agreement between EF Hutton, Roth Capital Partners and PEDEVCO Corp.]